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                                                                  EXHIBIT (d)(2)

                                     FORM OF
                 INVESTMENT SUB-ADVISORY AGREEMENT BY AND AMONG
             VAN KAMPEN PARTNERS TRUST, VAN KAMPEN ASSET MANAGEMENT
                                       AND
                     O'SHAUGHNESSY ASSET MANAGEMENT, L.L.C.

     THIS AGREEMENT is made as of this ____ day of ________, 2009 by and among VAN KAMPEN PARTNERS TRUST (the "Trust") a Delaware statutory trust, on behalf of each of the series of the Trust identified on Schedule A (the "Funds") VAN KAMPEN ASSET MANAGEMENT ("VKAM"), a Delaware statutory trust, and O'SHAUGHNESSY ASSET MANAGEMENT, L.L.C. (the "Sub-Adviser"), a Delaware limited liability company.

     WHEREAS, VKAM acts as investment adviser to the Trust and each of its series;

     WHEREAS, the Sub-Adviser has available a staff of experienced investment personnel and facilities for providing investment sub-advisory services to the Funds;

     WHEREAS, the Sub-Adviser is an investment adviser registered as such with the Securities and Exchange Commission and is willing to provide VKAM and the Funds with investment management services on the terms and conditions set forth herein; and

     WHEREAS, VKAM, the Sub-Adviser and the Trust desire to enter into an agreement for the Sub-Adviser to provide investment management services to the Trust with respect to the investment of the assets of each of the Funds.

     NOW THEREFORE it is mutually agreed:

1.   INVESTMENT MANAGEMENT SERVICES.

     (a) Investment Management

          (i) Effective on the date specified above, and subject to the overall policies, control, direction and review of the Trust's Board of Trustees ("Board") and VKAM, the Sub-Adviser shall manage the investment and reinvestment of the assets of each of the Funds, determine in its discretion the securities to be purchased or sold and the portion of each Fund's assets to be held uninvested, to provide the Trust with records concerning the Sub-Adviser's activities which the Trust is required to maintain, and to render regular reports to the Trust's officers and the Board concerning the Sub-Adviser's discharge of the foregoing responsibilities. The Sub-Adviser and its affiliates shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Funds in any way or otherwise be deemed an agent of the Funds.

          (ii) The Sub-Adviser shall have full discretion, power and authority on the Funds' behalf to buy, sell, retain, exchange or otherwise deal in investments and other assets, make deposits, subscribe to issues and offers for sale and accept placements of any investments, enter into foreign currency transactions on a spot or forward basis, effect transactions on any markets, take all day to day decisions and otherwise act as the Sub-Adviser judges appropriate in relation to the investment and reinvestment of the portfolio of assets of the Funds. This includes performing all acts and executing all documents which the Sub-Adviser reasonably considers


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     incidental thereto, including (without limitation) power to execute and deliver all applications, requests, or claims for refund, reduction, repayment or credit of, or exemption or relief from, any withholding tax or similar taxes in any jurisdiction in which such applications, requests or claims may be made. Subject to guidelines adopted by the Funds, the Sub-Adviser shall also make recommendations or take action as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio of assets of each Fund shall be exercised.

          (iii) In performing these services, the Sub-Adviser shall always adhere to the restrictions of the Trust's Declaration of Trust and By-Laws, as they may be amended and/or restated from time to time and as provided to the Sub-Adviser by VKAM, any and all policies, procedures and guidelines adopted by the Board on behalf of the Funds, the provisions of the Investment Company Act of 1940 ("Investment Company Act") and the statements relating to each Fund's respective investment objective(s), investment policies and investment restrictions as set forth in the currently effective prospectus and statement of additional information relating to the shares of each Fund under the Securities Act of 1933 (the "Prospectus" and "Statement of Additional Information," respectively), as well as to the supervision of VKAM and the Board.

          (iv) Unless otherwise instructed by VKAM or the Board, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by VKAM or by the Board, the Sub-Adviser shall have executed and performed on behalf of and at the expense of the respective Funds:

               (1) Purchases, sales, exchanges, conversions, and placement or orders for execution; and

               (2) Reporting of all transactions to VKAM and to other entities as directed by VKAM or by the Board.

          (v) The Sub-Adviser shall provide the Board at least quarterly, in advance of the regular meetings of the Board, a report of its activities hereunder on behalf of the Trust and the Funds and the Sub-Adviser's proposed strategy for the next quarter, all in such form and detail as requested by VKAM and the Board. The Sub-Adviser shall also make an investment officer available to attend such meetings of the Board, as VKAM and the Board may reasonably request.

          (vi) The Sub-Adviser may, where reasonable, employ agents (including affiliates) to perform any administrative, dealing or ancillary services required to enable the Sub-Adviser to perform its services under this Sub-Advisory Agreement; however Sub-Adviser will notify VKAM of any such delegation.

     (b) Restriction of the Sub-Adviser's Powers

          (i) In carrying out its duties hereunder, the Sub-Adviser shall comply with all reasonable instructions of the Trust or VKAM in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Board or by any other person authorized by a resolution of the Board provided a certified copy of such resolution has been supplied to the Sub-Adviser.

          (ii) All securities, cash and other assets of the Funds shall be placed and maintained in the care of a member bank of the Federal Reserve System of the United States approved by the


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     Board as custodian and one or more "Eligible Foreign Custodians" (as defined in Rule 17f-5 under the Investment Company Act).

          (iii) Persons authorized by resolution of the Board shall have the right to inspect and copy contracts, notes, vouchers, and copies of entries in books or electronic recording media relating to the Trust's transactions at the registered office of the Sub-Adviser at any time during normal business hours. Such records, in relation to each transaction effected by the Sub-Adviser on behalf of the Trust, shall be maintained by the Sub-Adviser for a period of seven years from the date of each respective transaction or such longer period as specified by applicable law.

     (c) Purchase and Sale of Securities

     In performing the services described above, the Sub-Adviser shall use its best efforts to obtain for the Funds the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Board, the Sub-Adviser may, to the extent authorized by law, cause the Funds to pay a broker or dealer who provides brokerage and research services an amount of commission for effecting the Funds' investment transactions in excess of the amount of commission another broker or dealer would have charged for effecting such transactions, in recognition of the brokerage and research services provided by the broker or dealer. To the extent authorized by law, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

2.   DUTIES OF VKAM.

     (a) Provision of Information

     VKAM shall advise the Sub-Adviser from time to time, with respect to each Fund, of the Fund's investment objective, investment policies and investment restrictions and of any changes or modifications thereto, by sending to the Sub-Adviser a copy of each registration statement and amendment thereto of the Trust relating to the Funds as filed with the Securities and Exchange Commission. As requested by the Sub-Adviser, VKAM shall furnish such information to the Sub-Adviser as to holdings, purchases, and sales of the securities under its management as will reasonably enable the Sub-Adviser to furnish its investment advice under this Agreement.

     (b) Compensation to the Sub-Adviser

     For the services rendered, the facilities furnished and expenses assumed by the Sub-Adviser, VKAM shall pay to the Sub-Adviser a fee as set forth in Schedule B.

3.   PROVISION OF CERTAIN INFORMATION BY SUB-ADVISER

     The Sub-Adviser will promptly notify VKAM and the Funds in writing of the occurrence of any of the following events:

     (a) the Sub-Adviser fails to be registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;


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     (b) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

     (c) any material change in the members or any change in actual control or management of the Sub-Adviser or the portfolio manager of the Funds.

     The Sub-Adviser will keep the Funds and the Adviser promptly informed of developments relating to its duties as sub-adviser of which the Sub-Adviser has, or should have, knowledge that would materially affect the management of the Funds, including but not limited to any changes in the senior investment personnel assigned to the Funds' accounts.

4.   MISCELLANEOUS.

     (a) Limitation of Liability of the Sub-Adviser

     No warranty is given by the Sub-Adviser as to the performance or profitability of the Funds or any part of them.

     The Sub-Adviser will not be responsible to VKAM or the Funds for the solvency, actions or omissions of any counterparty, broker, dealer, market-maker, bank, custodian or sub-custodian (each a "Fund Agent") with whom it transacts business on VKAM's or the Fund's behalf, other than affiliates of the Sub-Adviser, unless Sub-Adviser was negligent in its selection of such Fund Agent. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of investment management services rendered with respect to the Funds, except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 3(a), the Sub-Adviser shall include any affiliates of the Sub-Adviser performing services for the Sub-Adviser contemplated hereby and Trustees, officers and employees of the Sub-Adviser and such affiliates.

     (b) Best Efforts

     It is understood and agreed that in furnishing the investment advice and other services as herein provided, the Sub-Adviser shall use its best professional judgment to recommend actions which will provide favorable results for the Funds.

     (c) Compliance with Applicable Laws and Regulations

     The Sub-Adviser shall obtain and at all times maintain and comply with the terms of all relevant authorizations, licenses, consents, approvals and registrations and comply with all relevant laws and regulations, necessary for the purpose of performing any of its duties and obligations under this Agreement. The Sub-Adviser shall inform VKAM and the Board as soon as possible if at any time the Sub-Adviser becomes unable to comply with the terms of or maintain any such authorizations, licenses, consents, approvals or registrations.

     (d) Compliance Program of the Sub-Adviser

     The Sub-Adviser hereby represents and warrants that:

          (i) in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures


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               reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers
               Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

          (ii) to the extent that Sub-Adviser's activities or services could affect the Funds, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the "federal securities laws" (as such term is defined in Rule 38a-1 under the Investment Company Act) by the Funds and the Sub-Adviser (the policies and procedures referred to in this Paragraph 3(d)(ii), along with the policies and procedures referred to in Paragraph 3(d)(i), referred to herein as the Sub-Adviser's "Compliance Program").

     (e) Reporting of Compliance Matters

          (i) The Sub-Adviser shall promptly provide to the Trust's Chief Compliance Officer ("CCO") and VKAM's CCO the following documents:

               (1) summaries of all SEC examination correspondence, including correspondence regarding books and records examinations and "sweep" examinations, issued during the term of this Agreement, in which the SEC identified concerns, issues or matters (such correspondence is commonly referred to as "deficiency letters") relating to any aspect of the Sub-Adviser's investment advisory business and the Sub-Adviser's responses thereto;

               (2) a report of any material violations of the Sub-Adviser's Compliance Program or any "material compliance matters" (as such term is defined in Rule 38a-1 under the Investment Company Act) that have occurred with respect to the Sub-Adviser's Compliance Program;

               (3) a report of any material changes to the policies and procedures that compose the Sub-Adviser's Compliance Program;

               (4) a copy or summary thereof the Sub-Adviser's chief compliance officer's report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser's Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

               (5) an annual (or more frequently as the Trust CCO and tVKAM's CCO may reasonably request) representation regarding the Sub-Adviser's compliance with Paragraphs 3(d) and 3(e) of this Agreement.

          (ii) The Sub-Adviser shall also provide the Trust CCO and VKAM's CCO with reasonable access, during normal business hours, to the Sub-Adviser's facilities for the purpose of conducting pre-arranged on-site compliance-related due diligence meetings with personnel of the Sub-Adviser.

     (f) Records and Reports

          (i) The Sub-Adviser will keep accurate and detailed records with respect to all


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               receipts, investments, sales, disbursements and other
               transactions carried out by the Sub-Adviser for a Fund.

          (ii) All records held pursuant to this clause by the Sub-Adviser shall be open to inspection by VKAM or the Funds, and the Sub-Adviser will provide VKAM and the Funds with such access as it itself has to records held by any relevant third party, in each case at reasonable times during business hours and upon the giving of reasonable notice by VKAM or a Fund.

          (iii) The Sub-Adviser will not provide VKAM with an individual trade confirmation of each portfolio transaction unless VKAM has specifically requested the Sub-Adviser to do so. Any records, reports which are required to be maintained or furnished by the Sub-Adviser may be maintained and delivered exclusively in electronic form. Any such record (including a scanned copy of any paper document) shall be deemed an original for all purposes and may be admitted in evidence in any action, proceeding or counterclaim related to the subject matter of this Agreement, even though the paper source document is unavailable.

     (g) Confidentiality and Disclosure

     The Sub-Adviser and VKAM undertake to keep private and confidential all information acquired in connection with this Agreement, and not to disclose such information to any person except to the extent that:

          (i) the other party gives prior consent; or

          (ii)disclosure is required by law, regulation, regulatory authority or court order;

          (iii) disclosure to a counterparty to a transaction effected for a Fund is required as a condition to such transaction;

          (iv)disclosure is necessary to enable the Sub-Adviser to perform its obligations under this Agreement; or

          (v) the information now is or hereafter comes into the public domain without fault on the part of the Sub-Adviser.

     For the avoidance of doubt, the Sub-Adviser and VKAM may, without violating the provisions of this paragraph 3(g), refer in marketing and advertising materials to the Funds by name and to the Fund's SEC standardized performance, publicly disclosed assets under management, publicly disclosed holdings and investment objectives of the Funds.

     (h) Use of Trade Rights/Marketing Materials

          (i) Subject to all of the terms and conditions hereof, the Sub-Adviser grants to VKAM and the Funds, for the duration of this Agreement, a paid-up, royalty-free, non-exclusive right and license to use the name, trade name, O'(R) service mark and goodwill of


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          the Sub-Adviser, the know-how, methods and trading strategies implemented by the Sub-Adviser for the Funds (as modified by the Sub-Adviser from time to time), and the right to use the name, likeness, portrait or picture of James P. O'Shaughnessy (collectively, the "Trade Rights") solely in connection with the advertising, promotion and management of the Funds. The license granted hereby is personal to VKAM and the Funds (and to their respective permitted affiliates, successors and assigns which agree in writing to be bound by the provisions of this Agreement) and for the use of VKAM and the Funds and such permitted affiliates, successors and assigns solely as aforesaid and solely for the duration of this Agreement and does not include the right to sublicense, publish and distribute Trade Rights (or any software incorporating the same), unless expressly approved by the Sub-Adviser in writing. All rights which are not specifically granted by the Sub-Adviser are expressly reserved by the Sub-Adviser. Nothing herein shall be construed to prohibit the Sub-Adviser from using in its own business, implementing, licensing, publishing or distributing the Trade Rights for any other purpose; provided, however, that for the duration of this Agreement, the Sub-Adviser shall not license or allow any third party to use the Trade Rights in the management of any investment company (or series thereof) which is registered under Section 8(b) of the Investment Company Act, 15 U.S.C.
          Section 80a-8(b). Except as expressly set forth in the preceding sentence, nothing in this Agreement shall preclude the Sub-Adviser from employing, marketing, selling, leasing, licensing or maintaining the Trade Rights or any other products or services of the Sub-Adviser to or for any other party. Any use of the Trade Rights by VKAM or the Funds shall be solely in a manner approved in writing in advance in each instance by the Sub-Adviser and, in the case of the name, likeness, portrait or picture of James P. O'Shaughnessy, by Mr. O'Shaughnessy, which approval shall not in any instance be unreasonably withheld or delayed; provided, however, that for the duration of this Agreement, VKAM may use any Trade Rights or other information contained in, and in materially the same form as set forth in, any Fund's Prospectus or Statement of Additional Information without such prior approval. Upon termination of this Agreement for any reason, VKAM and the Funds and all persons acting in concert with them, or under this direction and/or control, shall forthwith permanently cease and desist from all commercial use of the Trade Rights or any substantially or colorably similar intellectual property rights.

          (ii)The Sub-Adviser agrees that it will not use, in any marketing materials, the name of the Funds or VKAM or any information related to the Funds without the prior written consent of VKAM, which consent shall not be unreasonably withheld; notwithstanding the foregoing, the Sub-Adviser may, for the duration of this Agreement and without the consent of the Funds or VKAM, refer in marketing materials to the fact that the Sub-Adviser is the sub-adviser to the Funds.

          (iii) The Sub-Adviser will provide reasonable assistance in the promotion of the Funds, including but, not limited to, internal wholesaler calls, periodic meetings with third party intermediaries, and prompt review of marketing materials.

     (i) Exclusivity

          For the duration of this Agreement, the Sub-Adviser will not advise or sub-advise any investment company registered under Section 8(b) of the Investment Company Act, 15 U.S.C. Section 80a-8(b), or series thereof, unless such investment company, or series thereof, also has a portion of its assets managed by an entity that is not affiliated with the Sub-Adviser.

     (j) Duration of Agreement


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          (i) This Agreement, unless terminated pursuant to paragraph (ii),
          (iii) or (iv) below, shall continue in effect for two years from the date hereof, and thereafter shall continue in effect from year to year, provided that its continued applicability is specifically approved at least annually by the Board or by a vote of the holders of a majority of the outstanding shares of the appropriate Funds. In addition, such continuation shall be approved by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act.

          (ii) This Agreement may be terminated by sixty (60) days' written notice by either VKAM or the Sub-Adviser to the other party. The Agreement may also be terminated at any time, without the payment of any penalty, with respect to one or more Funds (by vote of the Trustees or, by the vote of a majority of the outstanding voting securities of such Fund(s)), on sixty (60) days' written notice to both VKAM and the Sub-Adviser. This Agreement shall automatically terminate in the event of the termination of the investment advisory agreement between VKAM and the Trust.

          (iii) This Agreement shall terminate in the event of its assignment. The term "assignment" for this purpose shall have the same meaning set forth in Section 2(a)(4) of the Investment Company Act.

          (iv) This Agreement shall terminate forthwith by notice in writing on the happening of any of the following events:

               (1) If VKAM or the Sub-Adviser shall go into liquidation (except a voluntary liquidation for the purpose of and followed by a bona fide reconstruction or amalgamation upon terms previously approved in writing by the party not in liquidation) or if a receiver or both receiver and manager of any of the assets of either of them is appointed; or

               (2) If either of the parties hereto shall commit any breach of the provisions hereof and shall not have remedied such breach within 30 days after the service of notice by the party not in breach on the other requiring the same to be remedied.

          (v) Termination shall be without prejudice to the completion of any transactions which the Sub-Adviser shall have committed to on behalf of the Funds prior to the time of termination. The Sub-Adviser shall not effect, and the Trust shall not be entitled to instruct the Sub-Adviser to effect, any further transactions on behalf of the Funds subsequent to the time termination takes effect.

          (vi) On the termination of this Agreement and completion of all matters referred to in the foregoing paragraph (v), the Sub-Adviser shall deliver or cause to be delivered to the Trust copies of all documents, records and books of the Trust required to be maintained pursuant to Rules 31a-1 or 31a-2 under the Investment Company Act which are in the Sub-Adviser's possession, power or control and which are valid and in force at the date of termination.

     (k) Notices


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     Any notice, request, instruction, or other document to be given under this
Agreement by any party hereto to the other parties shall be in writing and, if other than routine business correspondence, delivered by (1) confirmed facsimile, (2) registered or certified mail or United States Postal Service Express Mail(R), (3) a nationally recognized overnight courier; or (4) hand. Such writing shall be addressed to a party as set forth below, or to such other address as a party may from time to time designate in any notice. Any notice given hereunder shall be effective upon receipt.

     If to the Trust to:

        Van Kampen Partners Trust
        522 Fifth Avenue
        New York, New York 10036
        Attention: Secretary

     If to the Sub-Adviser to:

        O'Shaughnessy Asset Management, L.L.C.
        Six Suburban Avenue
        Stamford, Connecticut 06901-2012

        Attention: Mr. Christopher S. Loveless, President

           with a copy in like manner to:

        Hilary B. Miller, Esq.
        72 Zaccheus Mead Lane
        Greenwich, Connecticut 06831-3752

     If to VKAM, to:

        Van Kampen Asset Management
        522 Fifth Avenue
        New York, New York 10036
        Attention: Secretary

     (l) Choice of Law

     This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the United States and the State of New York, without regard to the conflicts of laws principles thereof.

     (m) Miscellaneous

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document. Each party to this Agreement may execute and deliver this Agreement by an executed signature page transmitted by facsimile or electronic mail, and the same shall constitute an original for all purposes. To the extent that any provision of this Agreement is prohibited or ineffective under applicable law, this Agreement shall be considered amended to the minimum extent possible in order to make the Agreement effective under applicable law (and, if the applicable law is subsequently amended or interpreted in such manner as to make effective any provision of this Agreement that was formerly rendered invalid, such provision shall automatically be considered to be valid from the effective date of such amendment or interpretation. Each


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party hereby irrevocably consents and submits to the exclusive personal jurisdiction of the state and federal courts located in the County of New York, State of New York in the event of any dispute with respect to the subject matter of this Agreement or the validity or interpretation hereof. Trial by jury in any action, proceeding or counterclaim arising hereunder or with respect hereto is hereby waived. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, nor any term or condition hereof waived, except in a writing signed by the party sought to be charged therewith.

     (n) Limited Liability

     Notwithstanding anything to the contrary contained in this Agreement, the Sub-Adviser acknowledges and agree that, with respect to the Funds organized as series of the Trust, as provided by the applicable Agreement and Declaration of Trust of the Trust, this Agreement is executed by the Trustees of the Trust and/or officers of the Funds by them not individually but as such Trustees and/or officers, and the obligations of the Funds hereunder are not binding upon any of the Trustees, officers or shareholders individually, but bind only the trust estate.


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     (o) IN WITNESS WHEREOF, the Agreement has been executed as of the date first above given.

VAN KAMPEN PARTNERS TRUST, ON
BEHALF OF EACH FUND


By:
    ---------------------------------
Name:
Title:

VAN KAMPEN ASSET MANAGEMENT             O'SHAUGHNESSY ASSET MANAGEMENT,
                                        L.L.C.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:  Christopher S. Loveless
Title:                                  Title: President

                                   SCHEDULE A

Series:

Van Kampen O'Shaughnessy All Cap Core Fund
Van Kampen O'Shaughnessy Large Cap Growth Fund
Van Kampen O'Shaughnessy Enhanced Dividend Fund
Van Kampen O'Shaughnessy Small/Mid Cap Growth Fund
Van Kampen O'Shaughnessy International Fund
Van Kampen O'Shaughnessy Global Fund


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                                   SCHEDULE B

Compensation:

For services provided, the Sub-Adviser will receive one half of the net advisory fee received by the Adviser, taking into account any waivers then in effect, payable monthly in arrears by the 10th day after the month end.


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